Exhibit 10.127

COLLATERAL PLEDGE AND SECURITY AGREEMENT

This COLLATERAL PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of March     , 2010, by and between Skinvera LLC, a Nevada limited liability company (the “Company”), and Senetek plc, a corporation organized under the laws of England (the “Holder”).

Pursuant to that certain Asset Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), between the Company and the Holder, the Holder has extended credit or will extend credit to the Company represented by a promissory note (the “Note”) in the aggregate principal amount of $1,800,000. To induce the Holder to extend credit to the Company, the Company has agreed to grant a security interest in certain collateral to the Holder;

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Certain Definitions. The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Chattel Paper” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Collateral” shall have the meaning specified in Section 2 hereof.

“Company” shall have the meaning specified in the preamble hereto.

“Note” shall have the meaning specified in the Recitals hereto.

“Document” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Effective Date” means the date of the Note, unless the proceeds of the Note are held in escrow pending the satisfaction of certain conditions or the occurrence of certain events, in which case, the Effective Date shall be the date as of which such proceeds are released from escrow.

“Equipment” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Event of Default” shall have the meaning specified in Section 8 hereof.

“Governmental Authority” shall mean any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute resolving panel or body and shall include any “governmental unit” as such term is defined in Section 9-102 of the UCC.

“Holder” shall have the meaning specified in the Preamble hereto.

“Instrument” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Inventory” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Lien” shall mean any mortgage, pledge, assignment, security interest, encumbrance, lien or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof (including any agreement to give any of the foregoing).

“Obligations” shall have the meaning specified in Section 3 hereof.

“Permitted Liens” shall have the meaning set forth in the Purchase Agreement.

“Person” shall have the meaning ascribed to such term in Section 9-102 of the UCC and shall include any individual, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, association, trust or other enterprise or any Governmental Authority.

“Proceeds” shall have the meaning ascribed to such term in Section 9-102 of the UCC and shall include, without limitation, (a) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority), (b) any and all amounts paid or payable to the Company for or in connection with any sale or other disposition of all or any part of the Collateral and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Purchase Agreement” shall have the meaning specified in the Recitals hereto.

“Receivables” shall mean all Accounts, Documents, Instruments and Chattel Paper.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

2. Grant of a Security Interest. As security for the prompt and complete payment and performance when due of all the Obligations, as of the Effective Date, the Company hereby pledges, assigns, transfers and grants to the Holder, a continuing first-priority security interest in those assets purchased by the Company from Senetek pursuant to the Asset Purchase Agrement with Senetek PLC, dated as of the date hereof (collectively, “Collateral”):

3. The Company’s Obligations Secured Hereby. This Agreement secures, and the Collateral is collateral security for, the prompt payment and performance in full when due by acceleration of all obligations of the Company under or in respect of the Note (including, without limitation, the Company’s obligations to pay principal and all other charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Note) following an Event of Default (as such term is defined in the Note) occurring at any time, or from time to time, during the term of this Agreement (collectively, the “Obligations”).

4. No Release. During the term of this Agreement nothing set forth in this Agreement shall relieve the Company from the performance of any term, covenant, condition or agreement on the Company’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Holder to perform or observe any such term, covenant, condition or agreement on the Company’s part to be so performed or observed or shall impose any liability on the Holder for any act or omission on the part of the Company relating thereto or for any breach of any representation or warranty on the part of the Company contained in the Note or this Agreement, or in respect of the Collateral or made in connection herewith or therewith.

5. The Company’s Representations and Warranties. The Company represents and warrants and, so long as this Agreement is in effect, shall be deemed continuously to represent and warrant, that:

(a) Authority; Enforceability. The Company has full organizational power and authority and has taken all organizational action necessary to execute, deliver and perform this Agreement and the Note and to encumber and grant a security interest in the Collateral. This Agreement constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(b) Security Interest; Necessary Filings. This Agreement creates a valid security interest of the Holder in the Collateral securing payment of the Obligations. All filings, registrations and recordings necessary, appropriate or reasonably requested by the Holder to create, preserve, protect and perfect the security interest granted by the Company to the Holder hereby in respect of the Collateral have or will be made on or before the date of this Agreement. The security interest granted to the Holder pursuant to this Agreement in and to the Collateral constitutes and hereafter will constitute a perfected security interest therein.

(c) No Consents, etc. No other consent of any other Person (including, without limitation, members or creditors of the Company) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority (other than a court in connection with the exercise of judicial remedies by the Holder) or regulatory body is required either (i) for the pledge by the Company of the Collateral pursuant to this Agreement, or for the execution, delivery or performance of this Agreement by the Company, or (ii) for the exercise by the Holder of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(d) The Company’s Tax and Organizational Identification Numbers. The Company’s tax identification number is 27-1881499.

(e) Collateral. All information set forth herein relating to the Collateral is accurate and complete in all material respects.

(f) Additional Representations, Warranties and Covenants of the Company. The Company hereby repeats each of the representations and warranties made by the Company and contained or incorporated by reference in the Note as fully as if each such representation and warranty were expressly set forth herein and expressly made herein by the Company on and as of the date hereof, each such representation and warranty being incorporated in this Agreement by reference mutatis mutandis.

6. The Company’s Covenants. The Company agrees and covenants for itself, its successors and permitted assigns that:

(a) Business Use; Protection of the Holder’s Security. The Collateral will be used for business purposes of the Company and will remain in the possession or under the control of the Company and will not be used for any unlawful purpose.

(b) Financing Statements. As promptly as practicable after the execution and delivery of this Agreement, the Company shall file a UCC-1 Financing Statement.

(c) Further Actions. The Company shall at any time and from time to time take such steps as the Holder may reasonably request to insure the continued perfection and priority of the Holder’s security interest in any of the Collateral and of the preservation of its rights therein in any jurisdiction.

(d) Protection of the Holder’s Security. The Company shall at all times keep the Inventory and Equipment insured by financially sound and reputable insurers and with such deductibles as would be maintained by operators of businesses similar to the business of the Company.

(e) Maintenance of Equipment. The Company shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and to the extent consistent with past business practice in accordance with any manufacturer’s manual, and shall forthwith as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end.

(f) Payment of Taxes: Claims. The Company shall pay promptly when due all property and other taxes, assessments and governmental charges or levies (other than those the Company is contesting in good faith and with respect to which it has made sufficient reserves on its financial statements) imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral.

(g) Ordinary Course of Business. Subject to any limitation contained in the Note, nothing in this Section 6 shall be deemed to prohibit (i) the sale of Inventory and the collection of Receivables by the Company in the ordinary course of business and (ii) the disposition and replacement of obsolete assets as necessary in the ordinary course of the Company’s business.

7. Reasonable Care. The Holder shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Holder, in its individual capacity, accords its own property, it being understood that the Holder shall not have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Collateral.

8. Events of Default. The occurrence of an “Event of Default” under the Note shall constitute an “Event of Default” under this Agreement.

9. Remedies.

(a) Acceleration of Note. Upon the occurrence of an Event of Default, the Holder may, by notice to the Company, declare the aggregate unpaid principal balance of all the Note, to be immediately due and payable and thereupon all such amounts shall be and become immediately due and payable to the Holder.

(b) Obtaining the Collateral Upon Event of Default. If any Event of Default shall have occurred and be continuing, then and in every such case, the Holder may, at any time or from time to time during the continuance of such Event of Default take any or all of the following actions, all if which shall be at the Company’s expense, which expenses shall constitute Obligations secured by the Collateral:

(i) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof from the Company or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon the Company’s premises where any of the Collateral is located and remove such Collateral, and use in connection with such removal any and all services, supplies, aids and other facilities of the Company;

(ii) Instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral, to make any payment required by the terms of such agreement, instrument or other obligation directly to the Holder; provided, however, in the event that any such payments are made directly to the Company, the Company shall hold such payments in trust and shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to the Holder;

(iii) Sell, assign or otherwise liquidate, or direct the Company to sell, assign or otherwise liquidate, the Collateral, or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation; and/or

(iv) Take possession of the Collateral, or any part thereof, by directing the Company in writing to deliver the same to the Holder at any place or places designated by the Holder, in which event the Company shall at its own expense: (A) forthwith cause the same to be moved to the place or places so designated by the Holder and there delivered to the Holder; (B)

store and keep any Collateral so delivered to the Holder at such place or places pending further action by the Holder; and (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. The Company’s obligation to deliver the Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, the Holder shall be entitled to a decree requiring specific performance by the Company of such obligation.

(c) Other Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, the Holder may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC at the time of an Event of Default.

(d) Waiver of Claims. Except as otherwise provided herein, the Company hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Holder’s taking possession, or the Holder’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Company would otherwise have under law, and the Company hereby further waives to the extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Holder’s rights hereunder, and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all rights, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, from, through or under the Company.

(e) Notice. Without in any way requiring notice to be given in the following time and manner, the Company agrees that any notice by the Holder of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Company if such notice is delivered in accordance with Section 15(h) hereof and is given at least five business days prior to the intended action which is the subject matter thereof.

10. Payments After an Event of Default. All payments received and amounts realized by the Holder pursuant to Section 9, including all such payments and amounts received after the entire unpaid principal amount of the Note has been declared due and payable, as well as all payments or amounts then held or thereafter received by the Holder as part of the Collateral while an Event of Default shall be continuing, shall be promptly applied and distributed by the Holder in the following order of priority:

(a) first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys’ fees for one counsel in each jurisdiction in which counsel may be required, incurred or made hereunder or under the Note by the Holder, whether or not constituting Obligations, including, without limitation, any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under Section 9, and of all taxes, assessments or liens superior to the lien granted under this Agreement, except any taxes, assessments or other superior lien subject to which any said sale under Section 9 hereof may have been made; and

(b) second, to the payment to the Holder of the amount then owing or unpaid on the Note; and

(c) third, to the payment of the balance or surplus, if any, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

11. The Holder’s Right to Cure; Reimbursement. In the event the Company should fail to do any act as herein provided, the Holder may, but without obligation to do so, without notice to the Company, and without releasing the Company from any obligation hereof, make or do the same in such manner and to such extent as the Holder may deem necessary to protect the Collateral, including, without limitation, the defense of any action purporting to affect the Collateral or the rights or powers of the Holder hereunder, at the Company’s expense. The Company shall reimburse the Holder for expenses reasonably incurred under this Section 11 and any such expenses not reimbursed will constitute Obligations secured by the Collateral.

12. Expenses. The Company will upon demand pay to the Holder the amount of any and all reasonable expenses, including the fees and expenses of its counsel and the allocated fees and expenses of staff counsel and the fees and expenses of any experts and agents, which the Holder may incur in connection with (a) the collection of the Obligations, (b) the administration of this Agreement, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights of the Holder hereunder, or (e) the failure by the Company to perform or observe any of the provisions hereof. All amounts payable by the Company under this Section 12 shall be due upon demand and shall be part of the Obligations. The Company’s obligations under this Section 12 shall survive the termination of this Agreement and the discharge of the Company’s other obligations hereunder.

13. Termination; Release. This Agreement shall terminate on the satisfaction in full of all of the Obligations and, on such termination, the Holder shall release to the Company the security interest granted in the Collateral hereunder and, upon the request and at the expense of the Company, forthwith assign, transfer and deliver to the Company, against receipt and without recourse to or warranty by the Holder, such of the Collateral to be released as may then be in the possession of the Holder and proper instruments acknowledging the termination of this Agreement or the release of such Collateral, as the case may be; provided, that if, after receipt of any payment of all or any part of the Obligations, the Holder is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by the Holder in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Holder’s rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

14. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement, the Purchase Agreement and the Note set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements among them concerning such subject matter. This Agreement may only be amended or modified by a written instrument duly executed by the Company and the Holder.

(b) Successors and Assigns. This Agreement, together with the covenants and warranties contained in it, shall inure to the benefit of the Holder, the Holders and their respective successors, assigns, heirs and personal representatives, and shall be binding upon the Company, its successors and permitted assigns; provided, that the Company may not assign this Agreement without the prior written consent of the Holder. No other Persons (including, without limitation, any other creditor of the Company) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing, the Holder may assign or otherwise transfer any indebtedness held by it and secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Holder, herein or otherwise, subject, however, to the provisions of the Note.

(c) No Waiver; Cumulative Remedies. No failure on the part of the Holder to exercise, no course of dealing with respect to, and no delay on the part of the Holder in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law. In the event the Holder shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Holder, then and in every such case, the Company and the Holder shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Holder shall continue as if no such proceeding had been instituted.

(d) Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

(e) Consent to Jurisdiction and Service of Process. The Company irrevocably consents to the jurisdiction of the courts of New York County, New York in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 15(h). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Holder to bring proceedings against the Company in the courts of any other jurisdiction.

(f) WAIVER OF JURY TRIAL. DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

(g) Severability of Provisions. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person, party or circumstance, it shall nevertheless remain applicable to all other persons, parties and circumstances.

(h) Notices. All notices and other communications required or permitted under this Agreement shall be sent by registered or certified mail, postage prepaid, overnight courier, confirmed telex or facsimile transmission (provided, that a copy is also set by registered or certified mail), or delivered by hand or by messenger, addressed:

If to the Company
or any Subsidiary:	Skinvera LLC
2951 Marion Drive, Unit #121
Las Vegas, NV 89115
Attention: Manager

If to Holder:	Senetek plc
301 Central Ave, #384
Hilton Head, South Carolina 29926
Attention : John Ryan
Tel: 842.290.8930
Fax: 843.842.7248
Email: jryan@senetek.net

With a copy to:	DLA Piper LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: William N. Haddad
Tel: 212.335.4998
Fax: 212.884.8498
Email: william.haddad@dlapiper.com

or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6.3. Any notice given by means other than as set forth above shall be deemed effective upon receipt.

(i) Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereby may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Facsimile signatures shall be deemed originals for all purposes hereunder.

(j) Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Collateral Pledge and Security Agreement on the date set forth above.

SENETEK PLC

By:
Name:	John Ryan
Title:	Chief Executive Officer

SKINVERA LLC

By:
Name:	Frank Massino
Title:	Manager